Delightfully Frozen Corp.
                                7531 Aberdon Rd.
                                Dallas, Tx. 75252

                              CONSULTING AGREEMENT

This consulting and services agreement is entered into, as of, October 7, 2002, between Delightfully Frozen Corp., a Texas Corporation, the ("Company") and Keli
D. Graham, the ("Consultant").

In consideration of the mutual covenants and agreements set forth below, the parties hereby agree as follows:

1. Term. The Company hereby retains Consultant as an independent consultant, with the duties particularized in Section 2 hereof and subject to other terms and conditions particularized herein, and Consultant hereby agrees to act as such for the Company, for the period commencing on the date hereof and expiring one year from that date, (October 7, 2003).

2. Duties. During the Term, Consultant shall devote his reasonable best efforts to Performing the Services (as determined herein below) on behalf of the Company, at such reasonable times and places as determined by Consultants. The Company understands and hereby expressly acknowledges that the Services to be provided to the Company by Consultant pursuant to the terms hereof shall be on a non-exclusive basis only. As employed in this Agreement, Services shall mean: that with the understanding that the Consultant has other full-time employment, and that, the Consultant will, from time to time, as necessary, advise and assist the Company on matters relating to website development.

3. Consideration to Consultant to Services. In consideration of the Services to be rendered by Consultant to the Company pursuant to the terms hereof, the Company shall pay Consultant by the issuance of One Hundred Twenty Five Thousand (125,000) shares of common stock of Delightfully Frozen Corp., in lieu of cash payment.

4. Representation of Authority. The Company and Consultant each hereby represents and warrants that has the necessary power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transaction contemplated hereby, and that such actions have been duly authorized by, respectively, the Company and the Consultant in accordance with applicable law.

IN WITNESS WHEREOF, the parties hereto have respectively executed this Consulting and Services Agreement as of the date first written above.



"The Company"                       "The Consultant"


/s/ Ken Graham                      /s/ Keli D. Graham
------------------                  ----------------------
Ken Graham                          Keli D. Graham
Pres/Treas/Dir